                                                                    Exhibit 99.1

                              AGREEMENT AND RELEASE

            Agreement and Release ("Agreement") executed this 27th day of April,
2007, by and between Hal G. Worsham ("Employee") who resides at 260 Summer
Street, North Andover, MA 01845 and Everlast Worldwide Inc. and its parents, subsidiaries and affiliates ("Company").

            1. By election of the Company, Employee's employment shall be terminated effective April 27, 2007. The cessation of his duties, responsibilities, office and title are effective as of April 2, 2007.

            2.    (a) The Company shall pay to Employee 1.5 times the sum of his current Employment Year Base Salary ($176,451.86) plus his Current Employment
Year Guaranteed Bonus ($110,208.00) as such terms are defined in Employee's offer letter dated September 7, 2000 ("Offer Letter"), for a total payment of
$429,989.79. The Offer Letter contemplates that such amount shall be payable in four payments, the first of which shall occur on April 27, 2007 and then each 90 days thereafter. Notwithstanding the foregoing, no payment will be made to
Employee until such time as the payment may be made without the imposition of the 20% excise tax imposed by Section 409A of the Internal Revenue Code of 1986,
as amended (the "Code") by virtue of Section 409A(a)(2)(B)(i) of the Code
(which, if applicable, generally provides that no payment be made to a key employee of a public company prior to the date that is six months following termination of employment). If, as a result of Section 409A, no payment is made for six months following termination of employment, Company agrees that no less than 75% of the payment due shall be paid on or before October 27, 2007, and the final payment of 25% shall be made on January 27, 2008.

                  (b) Beginning ten days after the Release Effective Date, and for a period not to exceed six (6) months, Company shall reimburse Employee for the actual cost of health benefits purchased by Employee in an amount that shall not exceed the cost of the premiums associated with COBRA under the Company's plan. Company shall reimburse Employee on a monthly basis, provided that
Employee presents receipts or other proof of payment for health benefits.

                  (c) To the extent that Employee's stock options granted
pursuant to the Everlast Worldwide Inc. Non-Qualified Stock Option Agreement
under the 2000 Stock Option Plan ("Option Agreement") between Employee and the
Company have vested on or before April 27, 2007, Employee may exercise such vested options in accordance with the terms of the Option Agreement.
Specifically, Employee may exercise 8,333 vested options on or before July 27,
2007.

            3. Employee agrees and acknowledges that the payments and benefits provided for in paragraph "2(b)" exceed any payments or benefits to which he would otherwise be entitled under any policy, plan, and/or procedure of the
Company or any agreement with the Company.

            4. Employee shall have twenty-one (21) days from the date of his receipt of this Agreement to consider the terms and conditions of the Agreement.
Employee may accept this Agreement by executing it before a notary and returning it to Seth Horowitz, Everlast Worldwide Inc., 1350 Broadway, Suite 2300, New
York, NY 10018, no later than 5:00 p.m. on the twenty-first (21st) day after
Employee's receipt of this Agreement ("Agreement and Release Return Date").
Thereafter, Employee will have seven (7) days to revoke this Agreement by stating his desire to do so in writing to Mr. Horowitz at the address listed above, and delivering it to Mr. Horowitz no later than 5:00 p.m. on the seventh
(7th) day following the date Employee signs this Agreement. The effective date of this Agreement shall be the (8th) day following Employee's signing of this
Agreement (the "Release Effective Date"), provided the Employee does not revoke the Agreement during the revocation period. In the event Employee does not accept this Agreement as set forth above, or in the event Employee revokes this
Agreement during the revocation period, this Agreement, including but not limited to the obligation of the Company and its subsidiaries and affiliates to provide the payments and benefits referred to in paragraph "2(b)" above, shall automatically be deemed null and void.

            5.    (a) In consideration of the payments and benefits referred to in paragraph "2(b)," Employee for himself and for his heirs, executors, and assigns (hereinafter collectively referred to as the "Releasors"), forever releases and discharges the Company and any and all of their parent corporations, subsidiaries, divisions, affiliated entities, predecessors, successors and assigns, and any and all of its or their employee benefit and/or pension plans or funds, and any of its or their past or present officers, directors, stockholders, agents, trustees, administrators, employees or assigns
(whether acting as agents for such entities or in their individual capacities),
(hereinafter collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (based upon any legal or equitable theory, whether contractual, common-law, statutory, decisional, federal, state, local or otherwise), whether known or unknown, which
Releasors ever had, now have or may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of the world up to and including the Release
Effective Date.

                  (b) Without limiting the generality of the foregoing
subparagraph "(a)", this Agreement is intended to and shall release the Company
Releasees from any and all claims arising out of Employee's employment with
Releasees and/or the termination of Employee's employment, including but not limited to any claim(s) under or arising out of (i) Title VII of the Civil
Rights Act of 1964, as amended; (ii) the Americans with Disabilities Act, as amended; (iii) the Employee Retirement Income Security Act of 1974, as amended
("ERISA") (excluding claims for accrued, vested benefits under any employee benefit plan of the Company in accordance with the terms of such plan and applicable law); (iv) ) the Age Discrimination in Employment Act, as amended, or the Older Workers Benefit Protection Act; (v) the Massachusetts Laws Against
Discrimination; (vi) Missouri Human Rights Law; (vii) alleged discrimination or retaliation in employment (whether based on federal, state or local law, statutory or decisional); (viii) Section 806 of the Sarbanes Oxley Act; (ix) the terms and conditions of Employee's employment with the Company, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding that termination; and (x) any law (statutory or decisional)

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providing for attorneys' fees, costs, disbursements and/or the like. The releases set forth in this Agreement are not intended to and do not release the
Company from any of its obligations under this Agreement.

            6.    (a) Employee agrees that he has not and will not engage in any conduct that is injurious to the Company's or Releasees' reputation or interest, including but not limited to (i) divulging, communicating, or in any way making use of any confidential or proprietary information acquired in the performance of his duties at the Company; and (ii) publicly disparaging (or inducing or encouraging others to publicly disparage) the Company or Releasees.

                  (b) Employee agrees to return to the Company any and all
originals and copies of documents, materials, records or other items in his possession or control belonging to the Company or containing proprietary information relating to the Company.

                  (c) Employee further agrees that he will maintain the
confidentiality of all client and Firm confidential information until such information is made public through no actions of Employee.

                  (d) The Company shall direct Seth Horowitz, Gary Dailey, Adam
Geisler, Gerard deLisser and the person who replaces Employee not to publicly disparage or induce others to publicly disparage Employee.

            7.    (a) Employee will cooperate with the Company and/or its
subsidiaries and affiliates and its/their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge. The Company shall pay all of Employee's reasonable travel expenses associated with such cooperation (including reasonable expenses relating to transportation, lodging and meals).

                  (b) Employee agrees that, in the event he is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Employee's employment with the Company, he will give prompt notice of such request to Seth Horowitz, President and CEO, or his successor, and will make no disclosure until the Company have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

            8. The terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Employee to any person or entity without the prior written consent of Seth Horowitz, President and CEO, or his successor, except if required by law and to Employee's accountants, financial advisors, attorneys or spouse, provided that they agree to maintain the confidentiality of this Agreement. Employee further represents that he has not disclosed the terms and conditions of this Agreement to anyone other than his attorneys, accountants, financial advisors and spouse.

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            9. The making of this Agreement is not intended, and shall not be construed, as an admission that Releasees have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract, or committed any wrong whatsoever against Employee.

            10. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.

            11. Employee acknowledges that: (a) he has carefully read this
Agreement in its entirety; (b) he has had an opportunity to consider fully the terms of this Agreement; (c) he has been advised by the Company in writing to consult with an attorney of his choosing in connection with this Agreement; (d)
he fully understands the significance of all of the terms and conditions of this
Agreement and he has discussed it with his independent legal counsel, or has had a reasonable opportunity to do so; (e) he has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) he is signing this Agreement voluntarily and of his own free will and assents to all the terms and condition contained herein.

            12. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

            13. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by paragraph "5" of this Agreement is illegal, void, or unenforceable, Employee agrees to execute a release, waiver and/or covenant that is legal and enforceable. Finally, any breach of the terms of paragraphs "6,"
"7" and/or "8" shall constitute a material breach of this Agreement as to which either party (as applicable) may seek appropriate relief in a court of competent jurisdiction.

            14. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.

            15. This Agreement (including any Exhibits attached hereto)
constitutes the complete understanding between the parties and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties. No other promises or agreements shall be binding unless in writing and signed after the Agreement Release and Return Date by the parties to be bound thereby.

Dated: April 27, 2007            /s/ Hal G. Worsham
                                 -----------------------------------------------
                                 Hal G. Worsham

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STATE OF MASSACHUSETTS)
                         :ss
COUNTY OF   ESSEX     )

            On this 27th day of April, 2007, before me personally came Hal G.
Worsham to me known and known to me to be the person described in and who executed the Agreement and Release, and he duly acknowledged to me that he executed the same.
                                          /s/ Jane P. Martin
                                          ---------------------------
                                                Notary Public

EVERLAST WORLDWIDE, INC.

By: /s/ Seth Horowitz                     Date: April 27, 2007
    ----------------------------
    Seth Horowitz
    President and CEO

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